Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the First Quarter 2007

Thomas Properties Group, Inc.

Supplemental Financial Information

For the First Quarter 2007

TABLE OF CONTENTS

Corporate
Company Background	2
Quarterly Highlights	3

Supplemental Financial Information
Operating and Financial Information	4
Consolidated Statements of Operations	5
Consolidated Balance Sheets	6
Unconsolidated Real Estate Entities Statements of Operations	7
Unconsolidated Real Estate Entities Balance Sheets	8
Pro-Rata Consolidated Statements of Operations	9
Pro-Rata Consolidated Balance Sheets	10
Earnings Before Depreciation, Amortization and Deferred Taxes	11
After Tax Cash Flow	12
Investment Advisory, Management, Leasing, and Development Services	13
Portfolio Data	14
Debt Summary	18
Capital Structure	21
Other Information	22

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Form 10-K and Form 10-Qs that we file with the SEC.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of March 31, 2007, we own interests in and asset manage 16 operating properties with 9.8 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet. We also own, hold interests in or have the ability to develop land suitable for the development of up to approximately 6.5 million rentable square feet of space.

On April 25, 2007, we sold 9,200,000 shares of common stock, pursuant to an effective registration statement previously filed with the Securities and Exchange Commission, at $16.00 per share. We received net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of $139.3 million from this offering of which $33.7 million was used to redeem 2,170,000 units in our operating partnership held by our Chief Executive Officer and President, and 45,000 units held by another senior executive. Following the closing of the offering, we held a 60.5% interest in our operating partnership on April 25, 2007.

Thomas Properties Group, Inc.

Supplemental Financial Information

QUARTERLY HIGHLIGHTS

On January 31, 2007, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (our operating partnership, a subsidiary of TPGI) and the California State Teachers’ Retirement System (“CalSTRS”), completed the acquisition of two Class A office properties totaling approximately 580,000 square feet in Fairfax, VA. The aggregate purchase price was $166.5 million. The acquisition and closing costs were funded with $135.3 million of mortgage financing proceeds and approximately $43.1 million of equity provided by TPG/CalSTRS, LLC. Of the total equity, Thomas Properties Group, L.P. provided $10.8 million and CalSTRS provided $32.3 million. Financing for the acquisition at closing consisted of a senior two-year $55.0 million loan (with three one-year extension options) bearing interest at LIBOR plus the applicable percentage; a mezzanine two-year $36.0 million loan (with three one-year extension options) bearing interest at LIBOR plus the applicable percentage; and a ten-year $44.3 million mortgage with a fixed rate of 5.52% per annum.

On March 28, 2007, Thomas Properties Group, Inc., in joint venture with institutional investment partners, entered into a definitive agreement with affiliates of Blackstone Real Estate Advisors to acquire ten Class A office properties totaling approximately 3.5 million square feet in Austin, Texas for an aggregate purchase price of $1.15 billion. Approximately 75 percent to 80 percent of the gross purchase price, including closing costs, is expected to be financed with property-level mortgage debt, with 20 percent to 25 percent coming from equity investments by TPGI and its investment partners. TPGI anticipates contributing approximately 6.25 percent of the overall equity to the transaction and expects to receive customary incentive and other fees that are typical for a transaction of this type. We expect the acquisition to close in June 2007.

One of our assets held in our joint venture with CalSTRS, Intercontinental Center, is reflected as an asset held for sale in the accompanying unconsolidated real estate entities balance sheet as of March 31, 2007, and as income (loss) from discontinued operations in the unconsolidated real estate entities statement of operations for the three months ended March 31, 2007. We expect the disposition to close in the second quarter of 2007.

We adopted Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), at the beginning of fiscal year 2007. As a result of the implementation, we recorded unrecognized tax benefits related to uncertain tax positions of approximately $10.2 million of which $134,000 was recorded as a reduction to the beginning balance of retained earnings on our consolidated balance sheet. There was no impact on our consolidated statement of operations as a result of this implementation.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheet

Included are pro-rata consolidated statements of operations, as well as a pro-rata consolidated balance sheet, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has and will continue to be conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance results for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See pages 11 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and pages 12 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2007	2006
Revenues:
Rental	$8,162	$8,295
Tenant reimbursements	5,171	4,893
Parking and other	1,018	897
Investment advisory, management, leasing, and development services	2,203	1,414
Investment advisory, management, leasing, and development services—unconsolidated real estate entities	4,358	2,173

Total revenues	20,912	17,672

Expenses:
Rental property operating and maintenance	4,350	4,328
Real estate taxes	1,475	1,456
Investment advisory, management, leasing, and development services	2,332	1,803
Rent - unconsolidated real estate entities	60	58
Interest	4,261	5,487
Depreciation and amortization	3,059	3,105
General and administrative	5,118	3,274

Total expenses	20,655	19,511

Gain on sale of real estate	969	—
Loss from early extinguishment of debt	—	(360)
Interest income	839	676
Equity in net loss of unconsolidated real estate entities	(3,169)	(2,971)
Minority interests—unitholders in the Operating Partnership	593	2,691
Minority interests in consolidated real estate entities	25	(524)

Loss before benefit for income taxes	(486)	(2,327)
Benefit for income taxes	231	899

Net loss	$(255)	$(1,428)

Basic loss per share	$(0.02)	$(0.10)
Diluted loss per share	(0.02)	(0.10)
Weighted average common shares—basic	14,373,318	14,320,779
Weighted average common shares—diluted	14,373,318	14,320,779

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Investments in real estate	$461,949	$442,798
Less accumulated depreciation	(109,241)	(106,644)

	352,708	336,154
Investments in unconsolidated real estate entities	47,895	52,364
Cash and cash equivalents	53,700	64,343
Restricted cash	18,841	21,500
Rents and other receivables, net	2,502	2,195
Receivables—unconsolidated real estate entities	3,639	4,074
Deferred rents	16,142	17,610
Deferred leasing and loan costs, net	14,567	14,707
Other assets	19,648	5,133

Total assets	$529,642	$518,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$334,452	$331,828
Accounts payable and other liabilities	47,071	35,458
Dividends and distributions payable	1,934	1,916
Prepaid rent	3,762	3,558
Deferred tax liability	1,761	2,392

Total liabilities	388,980	375,152
Minority interests:
Unitholders in the Operating Partnership	75,982	76,390
Minority interests in consolidated real estate entities	4,129	4,288

Total minority interests	80,111	80,678
Common stock	144	144
Limited voting stock	167	167
Additional paid-in capital	70,658	71,095
Retained deficit and dividends	(10,418)	(9,156)

Total stockholders’ equity	60,551	62,250

Total liabilities and stockholders’ equity	$529,642	$518,080

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the statements of operations of our unconsolidated real estate entities for the three months ended March 31, 2007 and 2006. See the list of our unconsolidated entities on page 14.

	Three months ended March 31,
	2007	2006
Revenues:
Rental	$31,458	$22,013
Tenant reimbursements	7,219	2,144
Parking and other	5,086	3,251

Total revenues	43,763	27,408

Expenses:
Rental property operating and maintenance	19,347	14,302
Real estate taxes	5,167	3,266
Interest	18,908	10,866
Depreciation and amortization	15,211	12,539

Total expenses	58,633	40,973

Loss from continuing operations	(14,870)	(13,565)
Minority interest	(26)	706
Income (loss) from discontinued operations	(204)	188

Net loss	$(15,100)	$(12,671)

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the balance sheets of our unconsolidated real estate entities as of March 31, 2007 and December 31, 2006. See the list of our unconsolidated entities on page 14.

	March 31, 2007	December 31, 2006
ASSETS
Investments in real estate, net	$1,178,144	$1,022,480
Cash and cash equivalents	10,384	10,137
Restricted cash	57,783	60,472
Rents, deferred rents and other receivables, net	47,091	42,103
Deferred charges and other assets, net	131,973	133,318
Assets associated with real estate held for sale	14,799	287

Total assets	$1,440,174	$1,268,797

LIABILITIES AND OWNERS’ EQUITY
Mortgage, other secured, and unsecured loans	$1,198,144	$1,050,020
Accounts and interest payable and other liabilities	68,783	73,763
Obligations associated with real estate held for sale	13,908	48

Total liabilities	1,280,835	1,123,831
Owners’ equity	159,339	144,966

Total liabilities and owners’ equity	$1,440,174	$1,268,797

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (Non-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended March 31, 2007 and 2006, including a reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended March 31, 2007			For the three months ended March 31, 2006
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$8,162	$8,130	$16,292	$8,295	$5,525	$13,820
Tenant reimbursements	5,171	1,820	6,991	4,893	478	5,371
Parking and other	1,018	1,276	2,294	897	734	1,631
Investment advisory, management, leasing, and development services	2,203	—	2,203	1,414	—	1,414
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	4,358	—	4,358	2,173	—	2,173

Total revenues	20,912	11,227	32,138	17,672	6,737	24,409

Expenses:
Rental property operating and maintenance	4,350	4,398	8,748	4,328	3,194	7,522
Real estate taxes	1,475	1,300	2,775	1,456	775	2,231
Investment advisory, management, leasing, and development services	2,332	—	2,332	1,803	—	1,803
Rent—unconsolidated real estate entities	60	—	60	58	—	58
Interest	4,261	4,801	9,062	5,487	2,576	8,063
Depreciation and amortization	3,059	3,854	6,913	3,105	3,227	6,332
General and administrative	5,118	—	5,118	3,274	—	3,274

Total expenses	20,655	14,353	35,008	19,511	9,772	29,283

Gain on sale of real estate	969	—	969	—	—	—
Loss from early extinguishment of debt	—	—	—	(360)	—	(360)
Interest income	839	—	839	676	—	676
Equity in net loss of unconsolidated real estate entities	(3,169)	3,169	—	(2,971)	2,971	—
Minority interests—unitholders in the Operating Partnership	593	—	593	2,691	—	2,691
Minority interests in consolidated real estate entities	25	—	25	(524)	—	(524)

(Loss) income before loss from discontinued operations and benefit for income taxes	(486)	42	(444)	(2,327)	(64)	(2,391)
(Loss) income from discontinued operations	—	(42)	(42)	—	64	64
(Loss) before benefit for income taxes	(486)	—	(486)	(2,327)	—	(2,327)
Benefit for income taxes	231	—	231	899	—	899

Net loss	$(255)	$—	$(255)	$(1,428)	$—	$(1,428)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (Non-GAAP)

(in thousands)

(unaudited)

The following is the pro-rata consolidated balance sheet of TPGI as of March 31, 2007 and December 31, 2006, including reconciliations from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	March 31, 2007			December 31, 2006
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$352,708	$291,623	$644,331	$336,154	$255,410	$591,564
Investments in unconsolidated real estate entities	47,895	(47,895)	—	52,364	(52,364)	—
Cash and cash equivalents	53,700	2,596	56,296	64,343	2,613	66,956
Restricted cash	18,841	13,575	32,416	21,500	13,977	35,477
Rents, deferred rents and other receivables, net	22,283	11,500	33,783	23,879	10,399	34,278
Deferred charges and other assets, net	34,215	32,483	66,698	19,840	38,472	58,312
Assets associated with real estate held for sale	—	3,700	3,700	—	91	91

Total assets	$529,642	$307,582	$837,224	$518,080	$268,598	$786,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$334,452	$286,557	$621,009	$331,828	$249,887	$581,715
Accounts payable, dividends and distributions payable, and other liabilities	54,528	17,548	72,076	43,324	18,680	62,004
Obligations associated with real estate held for sale	—	3,477	3,477	—	31	31

Total liabilities	388,980	307,582	696,562	375,152	268,598	643,750
Minority interests	80,111	—	80,111	80,678	—	80,678
Total stockholders’ equity	60,551	—	60,551	62,250	—	62,250

Total liabilities and stockholders’ equity	$529,642	$307,582	$837,224	$518,080	$268,598	$786,678

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDT) (Non-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Income (Loss) to EBDT:

	For the three months ended March 31, 2007			For the three months ended March 31, 2006
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(255)	$—	$(255)	$(1,428)	$—	$(1,428)
Deferred income tax benefit	(231)	—	(231)	(899)	—	(899)
Minority interests	(618)	—	(618)	(2,167)	—	(2,167)
Depreciation and amortization	3,059	3,854	6,913	3,105	3,227	6,332
Depreciation and amortization of discontinued operations	—	12	12	—	—	—
Amortization of loan costs	81	412	493	172	292	464

EBDT	$2,036	$4,278	$6,314	$(1,217)	$3,519	$2,302

TPGI share of EBDT (1)	$918	$1,928	$2,846	$(564)	$1,631	$1,067

EBDT per share—basic			$0.20			$0.07

EBDT per share—diluted			$0.20			$0.07

Weighted average common shares outstanding—basic			14,373,318			14,320,779

Weighted average common shares outstanding—diluted			14,428,607			14,326,739

(1)	Based on an interest in our operating partnership of 45.08% and 46.37% for the three months ended March 31, 2007 and 2006, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (Non-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair-market value of rents. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended March 31, 2007			For the three months ended March 31, 2006
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(255)	$—	$(255)	$(1,428)	$—	$(1,428)
Deferred income tax benefit	(231)	—	(231)	(899)	—	(899)
Minority interests	(618)	—	(618)	(2,167)	—	(2,167)
Depreciation and amortization	3,059	3,854	6,913	3,105	3,227	6,332
Depreciation and amortization of discontinued operations	—	12	12	—	—	—
Amortization of loan costs	81	412	493	172	292	464
Non-cash compensation expense	709	—	709	145	—	145
Straight-line rent adjustments	1,481	(906)	575	1,329	(696)	633
Fair market value of rent adjustments	(2)	(114)	(116)	(69)	24	(45)

ATCF	$4,224	$3,258	$7,482	$188	$2,847	$3,035

TPGI share of ATCF (1)	$1,904	$1,469	$3,373	$87	$1,320	$1,407

ATCF per share—basic			$0.23			$0.10

ATCF per share—diluted			$0.23			$0.10

Weighted average common shares outstanding—basic			14,373,318			14,320,779

Weighted average common shares outstanding—diluted			14,428,607			14,326,739

(1)	Based on an interest in our operating partnership of 45.08% and 46.37% for the three months ended March 31, 2007 and 2006, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

	Three months ended March 31,
	2007	2006
Property management, leasing, and development services fees	$6,902	$3,966
Investment advisory fees:
Asset management fees	1,703	1,086
Acquisition and disposition fees	833	—

Total gross fees	9,438	5,052
Elimination of intercompany fees	(2,877)	(1,465)

Net investment advisory, management, leasing and development services fees	6,561	3,587
Investment advisory, management, leasing and development services expenses	(2,332)	(1,803)

Net investment advisory, management, leasing and development services income	$4,229	$1,784

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA as of March 31, 2007

Our Ownership Properties

	Location	TPGI Percentage Interest		Year Built/ Renovated	Rentable Square Feet (1)	Percent Leased (2)	Estimated Year Stabilized (3)	Estimated Stabilized Net Operating Income (NOI) (4)		Expected Capital Expenditures to Complete Stabilization (5)		Loan Balance at March 31, 2007
Consolidated properties:
One Commerce Square	Philadelphia, PA	89.0	%(6)	1987	942,866	94.9%	N/A	$12,827,000			N/A	$130,000,000
Two Commerce Square	Philadelphia, PA	89.0	(6)	1992	953,276	99.8	N/A	14,523,000	(7)		N/A	156,825,000

Total/Weighted Average:					1,896,142	97.3%		$27,350,000				$286,825,000

Unconsolidated properties:
2121 Market Street (8)	Philadelphia, PA	50.0%		2001	20,835	100.0%	N/A	$2,183,000		$	N/A	$19,331,000
Reflections I	Reston, VA	25.0		2000	123,546	100.0	N/A	2,782,000			N/A	22,782,000
Reflections II	Reston, VA	25.0		1984/2001	64,253	100.0	N/A	1,508,000			N/A	9,492,000
2500 City West	Houston, TX	25.0		1982	578,284	91.7	N/A	7,124,000			N/A	74,380,000
Fair Oaks Plaza	Fairfax, VA	25.0		1986	177,642	99.7	N/A	2,769,000			N/A	44,300,000
City National Plaza	Los Angeles, CA	21.3		1972-1973	2,496,084	74.8	2009	61,657,000			123,600,000	486,962,000
Four Falls Corporate Center	Conshohocken, PA	25.0		1987	253,985	86.1	2008	4,928,000			4,475,000	52,067,000
Oak Hill Plaza	Wayne/King of Prussia, PA	25.0		1982	164,360	91.9	2009	2,458,000			994,000	44,452,000
Walnut Hill Plaza	Wayne/King of Prussia, PA	25.0		1986	150,573	68.5	2009	1,817,000			1,887,000	—	(9)
San Felipe Plaza	Houston, TX	25.0		1984	980,472	94.0	2007	11,577,000			9,931,000	104,928,000
Brookhollow Central I, II and III	Houston, TX	25.0		1972/1979/1981	804,181	50.1	2009	8,228,000			34,264,000	54,984,000
Intercontinental Center (10)	Houston, TX	25.0		1983	196,895	82.8	2007	1,837,000			860,000	—	(11)
CityWestPlace	Houston, TX	25.0		1993/1998/2001	1,473,020	93.4	2007	21,476,000			6,733,000	205,996,000
Centerpointe I, II	Fairfax, VA	25.0		1989	408,592	93.7	2010	9,139,000			23,358,000	91,000,000

Total/Weighted Average:					7,892,722	82.6%		$139,483,000			$206,102,000	$1,210,674,000

(1)	Square footage for both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street. Some of the properties have been re-measured in accordance with Building Owners and Managers Association (BOMA) 1996 standards, and the rentable area for these properties reflects the BOMA 1996 measurement guidelines. For the other properties, the rentable area is calculated consistent with leases in place on the property and local market conventions.
(2)	Percent leased represents the sum of the square footage of the signed leases as a percentage of rentable area described in (1) above.
(3)	For properties under renovation, represents the year in which stabilization, or 93% occupancy, is expected to occur.
(4)	For properties stabilized as of March 31, 2007, estimated stabilized net operating income (NOI) represents the expected annualized NOI as of March 31, 2007. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annualized straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began in the year of stabilization; ii) the annualized expected straight-line market rent for the remaining space (up to the stabilized occupancy percentage); and iii) estimated parking and other income, less estimated operating expenses.
(5)	For properties under renovation, represents the capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.
(6)	TPGI has an option to purchase the remaining 11% interests in One Commerce Square and Two Commerce Square for a maximum price of $4 million that we expect to exercise following October 2007.
(7)	A major lease at Two Commerce Square which expires in 2008 and 2009 is at rates that are above market rates. The estimated stabilized NOI above does not include the over-market rental amount. The estimated present value of the over-market rent as of March 31, 2007 is approximately $19,292,000.
(8)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only, and excludes the 168 residential units comprising of 132,823 square feet.
(9)	The loan balance for this property is included with the Oak Hill Plaza loan balance.
(10)	Intercontinental Center is reflected as real estate held for sale in the accompanying unconsolidated real estate entities balance sheet as of March 31, 2007. We expect the disposition to close in the second quarter of 2007.
(11)	The loan balance for this property is included with the Brookhollow Central I, II and III loan balance.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA as of March 31, 2007—continued

Our Development Properties

Development Properties	Location	TPGI Percentage Interest		Number of Acres		Potential Property Types	Potential Square Feet Upon Completion/ Development		Book Value	Loan Balance
Four Points Centre	Austin, TX	100%		259.8	(1)	Office/Retail /R&D/Hotel	1,660,000	(2)	$20,322,000	$4,000,000
Murano	Philadelphia, PA	73	(3)	1.1		Residential	576,000	(4)	51,646,000	22,469,000
2100 JFK Boulevard	Philadelphia, PA	100		0.7		Office/Retail/ Residential	366,000		4,864,000	—
Campus El Segundo	El Segundo, CA	100		26.1		Office/Retail/R&D/Hotel	1,925,000	(5)	38,373,000	17,259,000
2500 City West land	Houston, TX	25		6.3		Office/Retail/Hotel/ Residential	500,000		6,791,000	—
CityWestPlace land	Houston, TX	25		24.0		Office/Retail/Hotel/ Residential	1,500,000		20,515,000	—

Total				318.0			6,527,000		$142,511,000	$43,728,000

(1)	Includes 182 acres designated as a habitat preserve.
(2)	The property will support the development of 280,000 square feet of office space, 230,000 square feet of retail space, 900,000 square feet of office and research and development space, and a 250,000 square foot (approximately 250 rooms) hotel.
(3)	We have a $20.5 million preferred equity interest in Murano, and as of March 31, 2007, have contributed $16.7 million. Excluding the preferred equity interest, we own a 73.0% ownership interest in Murano.
(4)	The construction of Murano, a 302-unit high-rise residential condominium project, commenced in the second quarter of 2006. We expect construction to be substantially complete in the second quarter of 2008.
(5)	The total Campus El Segundo development project is comprised of 46.5 acres and, as currently planned, will consist of up to 2.175 million square feet of mixed-use development. A 14.1 acre parcel, which may include up to approximately 250,000 square feet of development, was sold in September 2006. In addition, in September 2006, a 5.4 acre parcel was sold and a 1.0 acre parcel of the Campus El Segundo property was deeded to the City of El Segundo. The remaining 26.1 acre parcel will support up to 1.9 million square feet of development.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA as of March 31, 2007—continued

Our Managed Properties

Managed Properties	Location	Year Built/ Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	90.1%
Valencia Town Center	Valencia, CA	1996-2001	393,626	99.9
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	99.0
1835 Market Street	Philadelphia, PA	1987	686,503	89.9
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0

Total/Weighted Average			2,552,718	96.2%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

A summary of our outstanding consolidated debt as of March 31, 2007 is as follows:

	Interest rate	Outstanding debt	Maturity date
Secured debt
One Commerce Square mortgage loan (1)	5.7%	$130,000	1/6/16
Two Commerce Square:
Mortgage loan (2)	6.3	113,427	5/09/13
Senior mezzanine loan (3) (4)	17.7	39,246	1/09/10
Junior mezzanine loan (3) (5)	15.0	4,151	1/09/10
Campus El Segundo mortgage loan (6)	Prime Rate or LIBOR + 2.25	17,259	10/10/07
Four Points Centre mortgage loan (7)	Prime Rate	4,000	8/28/07
Murano construction loan	7% or LIBOR + 3.25	5,035	7/31/09
Murano loan (8)	LIBOR + 1.50%	17,434	9/26/07

Total secured debt		$330,552

Unsecured and other debt
Former minority partner (9)	5.0	3,900	10/12/09

		$3,900

Weighted-average interest rate at March 31, 2007	7.7%

(1)	The mortgage loan, which originated in December 2005, is subject to interest only payments for the first five years, and thereafter, principal and interest payments are due based on a thirty-year amortization schedule. The loan is subject to yield maintenance payments for any prepayments prior to October 2015, and beginning January 2009, may be defeased.

(2)	The mortgage loan may be defeased, and beginning February 2012, may be prepaid.

(3)	These loans are guaranteed by Mr. Thomas up to an aggregate maximum of $7,500,000. We have agreed to indemnify Mr. Thomas in the event his guarantees are called upon.

(4)	The senior mezzanine loan bears interest at a rate such that the weighted average of the rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. The effective interest rate on this loan as of March 31, 2007 was 17.7% per annum. The loan may not be prepaid prior to August 9, 2009, and thereafter is subject to yield maintenance payments unless the loan is prepaid within 60 days of maturity. The loan is secured by our ownership interest in the real estate entities that own Two Commerce Square.

(5)	Interest at a rate of 10% per annum is payable currently, and additional interest of 5% per annum is deferred until maturity. The loan is subject to a prepayment penalty in the amount of the greater of 3% of the principal amount or a yield maintenance premium. The loan is secured by our ownership interest in the real estate entities that own Two Commerce Square.

(6)	The weighted average interest rate as of March 31, 2007 was 7.6% per annum.

(7)	The prime rate as of March 31, 2007 was 8.25% per annum.

(8)	A subsidiary of our operating partnership pledged its preferred equity interest in Murano to a lender for $17,434,000. With the consent of the lender, the maturity date can be extended until September 2008. The operating partnership has guaranteed this loan.

(9)	The loan is due to our former minority partner in TPG-El Segundo Partners, LLC. Principal and interest are due at maturity.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – continued

(in thousands)

As of March 31, 2007, our company had investments in entities owning unconsolidated properties with stated ownership percentages ranging from 21.3% to 50.0%. We do not have control of these entities, and none of the entities are considered variable interest entities. Therefore, we account for them using the equity method of accounting. The table below summarizes the outstanding debt for the unconsolidated properties as of March 31, 2007:

	Interest Rate		Principal Amount	Maturity Date	TPGI Share of Principal Amount
City National Plaza (1)
Senior mortgage loan	LIBOR + 1.07	%(2)	$355,300	7/17/08	$75,827
Senior mezzanine loan (Note A)	LIBOR + 2.59	(2)	19,903	7/17/08	4,248
Senior mezzanine loan (Note B)	LIBOR + 1.90	(2)	24,000	7/17/08	5,122
Senior mezzanine loan (Note C)	LIBOR + 2.25	(2)	24,000	7/17/08	5,122
Senior mezzanine loan (Note D)	LIBOR + 2.50	(2)	24,000	7/17/08	5,122
Senior mezzanine loan (Note E)	LIBOR + 3.05	(2)	22,700	7/17/08	4,845
Junior mezzanine loan	LIBOR + 5.00	(2)	17,059	7/17/08	3,641
CityWestPlace
Senior mortgage loan	6.16		121,000	7/6/16	30,250
Senior mortgage loan (Note A)	LIBOR + 1.25	(2)	82,400	7/1/08	20,600
Senior mortgage loan (Note B)	LIBOR + 1.25		2,596	7/1/08	649
San Felipe Plaza
Senior mortgage loan	5.28		101,500	8/11/10	25,375
Senior mortgage loan	LIBOR + 3.00		3,428	8/11/10	857
2500 City West
Senior mortgage loan	5.28		70,000	8/11/10	17,500
Senior mortgage loan	LIBOR + 3.00		4,380	8/11/10	1,095
Brookhollow Central I, II, and III / Intercontinental Center
Senior mortgage loan	LIBOR + 2.25	(2)	53,000	8/9/07	13,250
Senior mortgage loan	LIBOR + 3.25	(2)	1,984	8/9/07	496
Four Falls Corporate Center
Note A	5.31		42,200	3/6/10	10,550
Note B (3)	LIBOR + 3.25	(2)(4)	9,867	3/6/10	2,467
Oak Hill Plaza/Walnut Hill Plaza
Note A	5.31		35,300	3/6/10	8,825
Note B (3)	LIBOR + 3.25	(2)(4)	9,152	3/6/10	2,288
2121 Market Street (5)	6.05		19,331	8/1/33	9,666
Reflections I	5.23		22,782	4/1/15	5,696
Reflections II	5.22		9,492	4/1/15	2,373
Centerpointe I and II
Senior mortgage loan (6)	LIBOR + 0.60	(2)	55,000	1/31/09	13,750
Senior mezzanine loan (6)	7.70	(2)	36,000	1/31/09	9,000
Fair Oaks Plaza	5.52		44,300	1/31/17	11,075

			$1,210,674		$289,689

Weighted-average interest rate at March 31, 2007	6.17%

(1)	The senior mortgage loan and senior mezzanine loans B through E are subject to exit fees equal to .25% of the loan amounts. The senior mezzanine loan A and junior mezzanine loan, with maximum borrowings up to $70 million and $60 million, respectively, are subject to an exit fee equal to .5% of the outstanding loan amount. Under certain circumstances all of the exit fees will be waived.

(2)	The joint venture that owns these properties has purchased interest rate cap agreements for the funded portion of these loans.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – continued

(3)	These loans are subject to exit fees equal to 1% of the loan amounts, however, under certain circumstances the exit fees will be waived.

(4)	These loans bear interest at the greater of the one month LIBOR or 2.25%, plus the applicable margin. As of March 31, 2007, one month LIBOR exceeded 2.25%.

(5)	The 2121 Market Street mortgage loan is prepayable without penalty after May 1, 2013, at which date the outstanding principal amount of this debt will be approximately $17.2 million. The interest rate will increase to the greater of 8.1% or the treasury rate plus 2.0% on August 1, 2013. Any amounts over the initial interest rate may be deferred to the extent excess cash is not available to make such payments. Provided there is no deferred interest, the loan balance will be fully amortized on August 1, 2033, the maturity date of the loan.

(6)	The Centerpointe I and II senior mortgage loans bears interest at a rate equal to one month LIBOR plus 0.598%. The mezzanine loan bears interest at a rate such that the weighted average of the rate on this loan and the rate on the senior mortgage loan secured by Centerpointe I and II equals LIBOR plus 1.59% per annum. The effective interest rate on the senior mezzanine loan as of March 31, 2007 was 7.7% per annum. The weighted average interest rate on both loans was 6.9% per annum.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of March 31, 2007:

Debt		Aggregate Principal
Mortgage loans		$264,861
Other loans		69,591

Total consolidated debt		334,452
Company share of unconsolidated debt		289,689

Total combined debt		$624,141

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	14,526,594	$225,453
Operating partnership units	17,700,002	274,704

Total common equity	32,226,596	$500,157

Total consolidated market capitalization		$834,609

Total combined market capitalization (2)		$1,124,298

(1)	Based on the closing price of $15.52 per share of TPGI common stock on March 31, 2007.

(2)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
Randall L. Scott	Executive Vice President, Director
John R. Sischo	Executive Vice President, Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director